Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-108909 and 333-121597) of Kosan Biosciences Incorporated,

(2)	Registration Statement (Form S-8 No. 333-63534, 333-96669, 333-115766 and 333-123578) pertaining to the 1996 Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-108502) pertaining to the 1996 Stock Option Plan and 2000 Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-47758) pertaining to the 1996 Stock Option Plan, 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Stock Option Plan,

(5)	Registration Statement (Form S-8 No. 333-136067) pertaining to the 2006 Equity Incentive Plan;

of our report dated March 14, 2007, with respect to the financial statements of Kosan Biosciences Incorporated, our report dated March 14, 2007, with respect to Kosan Biosciences Incorporated management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Kosan Biosciences Incorporated, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/    Ernst & Young LLP

San Francisco, California

March 14, 2007